EX-99.1


                                                   FREMONT GENERAL

NEWS RELEASE
--------------------------------------------------------------------------------
                                                   2425 Olympic Blvd., 3rd Floor
                                                   Santa Monica, CA 90404
                                                   TEL (310) 315-5500
                                                   FAX (310) 315-5599



              FREMONT GENERAL REPORTS DILUTED NET INCOME PER SHARE
                     OF $1.21 FOR THE SECOND QUARTER OF 2005

     (SANTA MONICA, CALIFORNIA) - July 28, 2005 - Fremont General Corporation (the "Company"), a nationwide residential and commercial real estate lender doing business primarily through its wholly-owned industrial bank subsidiary, Fremont Investment & Loan, reported today its results for the second quarter of 2005. Net income for the second quarter of 2005 was $90,770,000, which represents a decrease of 4.8%, as compared to net income of $95,378,000 for the second quarter of 2004. Diluted net income per share was $1.21 for the second quarter of 2005, down 7% as compared to $1.30 per share for the second quarter of 2004.

     Net income for the first six months of 2005 was $180,872,000, an increase of 1.6% as compared to $178,041,000 for the first six months of 2004. Diluted net income per share was $2.43 for the first six months of 2005, as compared to the same $2.43 per share for the first six months of 2004.

RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $9.24 billion during the second quarter of 2005, up from $5.89 billion during the second quarter of 2004. The following table highlights the Company's residential real estate loan originations by period indicated:


                                                            2ND QUARTER                      FIRST SIX MONTHS
                                                    ----------------------------      -------------------------------
                                                        2005            2004              2005              2004
                                                    -----------      -----------      ------------      -------------

LOAN ORIGINATION VOLUME (IN $000'S):

   First Mortgages ..............................   $ 8,433,079      $ 5,549,589      $ 15,593,510      $ 10,435,561
   Second Mortgages .............................       810,600          341,906         1,411,841           549,035
                                                    -----------      -----------      ------------      ------------
                                                    $ 9,243,679      $ 5,891,495      $ 17,005,351      $ 10,984,596
                                                    ===========      ===========      ============      ============


     As a result of this volume, loans held for sale increased to $5.49 billion at June 30, 2005, up from $4.43 billion at June 30, 2004. The following tables detail the origination aspects of the Company's loan originations by period indicated:



                                                               2ND QUARTER                FIRST SIX MONTHS
                                                        ------------------------      ------------------------
                                                           2005           2004           2005          2004
                                                        ----------     ---------      ---------      ---------

FIRST MORTGAGES - ORIGINATION:

TYPE OF PRODUCT:
  Adjustable Rate (2/28) ............................        85.7%          78.6%          86.1%          75.1%
  Adjustable Rate (3/27) ............................         2.9%           4.5%           2.9%           4.1%
  Adjustable Rate (5/25) ............................         0.9%           0.0%           0.9%           0.0%
  Fixed .............................................        10.5%          16.9%          10.1%          20.8%
                                                        ---------      ---------      ---------      ---------
                                                            100.0%         100.0%         100.0%         100.0%
                                                        =========      =========      =========      =========

PURPOSE:
  Refinance .........................................        50.5%          57.2%          52.4%          59.5%
  Purchase ..........................................        49.5%          42.8%          47.6%          40.5%
                                                        ---------      ---------      ---------      ---------
                                                            100.0%         100.0%         100.0%         100.0%
                                                        =========      =========      =========      ==========


Average Loan Size ...................................   $ 241,166      $ 211,550      $ 237,829      $ 209,530
Average FICO Score ..................................         624            621            623            621
Average LTV .........................................        81.0%          80.9%          81.0%          81.4%
Weighted Average Coupon .............................        7.15%          6.83%          7.10%          6.86%

FIRST & SECOND MORTGAGES - ORIGINATION:

GEOGRAPHIC DISTRIBUTION:
  California ........................................        27.9%          37.1%          29.0%          37.5%
  New York ..........................................        11.1%          10.1%          11.0%          11.2%
  Florida ...........................................        10.6%           7.7%          10.2%           7.8%
  New Jersey ........................................         6.8%           6.5%           6.9%           5.2%
  Maryland ..........................................         5.5%           3.9%           5.3%           3.7%
  All other states ..................................        38.1%          34.7%          37.6%          34.6%
                                                        ---------      ---------      ---------      ---------
                                                            100.0%         100.0%         100.0%         100.0%
                                                        =========      =========      =========      =========


     The net gain on the sale of residential real estate loans during the second quarter of 2005 totaled $92.0 million (or 0.93%) on whole loan sales and securitizations of $9.76 billion, as compared to a gain of $127.1 million (or 2.46%) on whole loan sales and securitizations of $5.18 billion during the second quarter of 2004. The gross premiums realized on whole loan sales and securitizations during the second quarter of 2005 were lower than in the second quarter of 2004 primarily as a result of lower interest rate margins reflecting increased price competition in the non-prime mortgage origination market.

COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans held for investment, before the allowance for loan losses, totaled $3.73 billion at June 30, 2005, as compared to $3.84 billion at June 30, 2004. New loan commitments entered into increased to $1.16 billion during the second quarter of 2005, up from $1.06 billion during the first quarter of 2005 and $644.8 million in the second quarter of 2004. The increase in loan commitments has not resulted in a corresponding increase in the Company's loans outstanding due to a higher level of loan portfolio run-off and lower average fundings on new loan commitments entered into. The following table highlights the commercial real estate loans outstanding as of the dates indicated:


                                                                                  JUNE 30,         JUNE 30,
(IN $000'S)                                                                         2005             2004
                                                                                -----------      -----------

COMMERCIAL REAL ESTATE ("CRE") LOAN TYPES:
  Bridge ....................................................................   $ 1,613,630      $ 1,660,599
  Construction ..............................................................     1,238,396          957,771
  Permanent .................................................................       777,115        1,031,728
  Single Tenant Credit ......................................................       139,287          222,625
                                                                                -----------      -----------
                                                                                $ 3,768,428      $ 3,872,723
  Net deferred origination fees and costs ...................................       (35,996)         (32,030)
                                                                                -----------      -----------
TOTAL CRE LOANS - NET .......................................................   $ 3,732,432      $ 3,840,693
                                                                                ===========      ===========

GEOGRAPHIC DISTRIBUTION:
  California ................................................................          30.6%            35.0%
  New York ..................................................................          15.3%            13.0%
  Florida ...................................................................          12.7%             9.5%
  Illinois ..................................................................           5.5%             8.8%
  Texas .....................................................................           5.3%             5.2%
  Virginia ..................................................................           3.4%             3.0%
  All other states ..........................................................          27.2%            25.5%
                                                                                -----------      -----------
                                                                                      100.0%           100.0%
                                                                                ===========      ===========

Non-accrual loans ...........................................................   $    33,113      $    62,162
REO .........................................................................        18,106           24,494
                                                                                -----------      -----------
Non-accrual loans and REO ...................................................   $    51,219      $    86,656
                                                                                ===========      ===========

Non-accrual loans to total CRE loans - net ..................................          0.89%            1.62%


     Non-accrual commercial real estate loans and REO totaled $51.2 million (comprised of 8 loans and 6 REO properties) at June 30, 2005, down from $86.7 million (comprised of 13 loans and 9 REO properties) as of June 30, 2004. Net loan charge-offs for the commercial real estate portfolio increased during the second quarter of 2005 to $7.8 million from $4.9 million during the second quarter of 2004. Of the $7.8 million in net loan charge-offs in the second quarter of 2005, $6.2 million came from one loan. The annualized net charge-off ratio for the quarter ending June 30, 2005 for the commercial real estate loan portfolio was 0.81%, as compared with a ratio of 0.50% for the quarter ended June 30, 2004. The annualized net charge-off ratio for the six month period ending June 30, 2005 was 0.45%, a decrease as compared to 0.71% the first six months of 2004.


OTHER HIGHLIGHTS

o Net interest income increased to $128.0 million for the second quarter of 2005, as compared to $121.4 million for the second quarter of 2004. Net interest income increased as a result of increased average interest-earning assets; however, net interest income, as a percentage of net interest-earning assets at the financial services operations level, while still at strong levels, decreased to 4.63% for the second quarter of 2005 from 5.17% for the second quarter of 2004. This decrease is primarily a result of lower interest rate margins as funding costs increased faster than the yields on the loans outstanding during the second quarter of 2005.

o As a result of the decrease in the non-accrual loan balances in the commercial real estate loan portfolio in the second quarter of 2005, the Company realized a decrease in its provision for loan losses, which resulted in a $4.22 million credit to income as compared to a $146,000 expense for the second quarter of 2004. As of June 30, 2005, the allowance for loan losses totaled $160.0 million, or 4.28% of the total commercial real estate loans held for investment.

o Fremont Investment & Loan, as of June 30, 2005, had $10.8 billion in assets and $8.3 billion in FDIC-insured deposits, with a total Risk-Based Capital ratio of 19.62%.

o The residential real estate loan servicing platform was servicing approximately $21.0 billion in loans outstanding as of June 30, 2005. This amount was comprised of the Company's securitized loans, loans held for sale and interim servicing for loans sold to third parties.

o    Stockholders' equity per share was $15.37 at June 30, 2005.


LITIGATION DEVELOPMENTS

     On July 22, 2005, the Company received a Notice of Appeal to the Superior Court of California's April 22, 2005 dismissal of a lawsuit brought by the State of California Insurance Commissioner on behalf of Fremont Indemnity Company as successor in interest to Comstock Insurance Company ("Comstock") against the Company. The dismissed lawsuit alleged improper utilization by the Company of certain net operating losses allegedly belonging to Comstock as well as improper transactions with other insurance affiliates of Comstock. The Company continues to believe, as the Superior Court of California held, that this litigation is without merit.

     Fremont General Corporation's common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan provides nationwide commercial and non-prime residential real estate lending through its 14 regional offices (nine commercial and five residential) and does so primarily on a first mortgage basis. As of June 30, 2005, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 36 states and during the second quarter of 2005, it originated residential real estate loans in 46 states.

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate and competitive environments, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the impact of changes in federal and state tax laws and interpretations, including tax rate changes, and the effect of any adverse outcomes from the resolution of issues with taxing authorities, (x) the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and (xi) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

--------------------------------------------------------------------------------

o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on July 28, 2005.
o The call will be webcast live on the Internet at www.fremontgeneral.com. Under "Company" scroll down to "Event Calendar" and click on "Q2 2005 Fremont General Corporation Earnings Conference Call." Go to the web site at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived through July 28, 2006.
o To listen to the live call by telephone, dial 706/634-1256 eight to ten minutes before the start time and use confirmation code 7748516. The telephone replay will be archived through August 26th at 706/645-9291 - use confirmation code 7748516.
o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at www.fremontgeneral.com or at www.sec.gov.
o    Contact: Investor Relations 310/315-5500
o    Website: www.fremontgeneral.com

FREMONT GENERAL CORPORATION
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)




                                                                                   THREE MONTHS ENDED          SIX MONTHS ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS:                                                  JUNE 30,                    JUNE 30,
                                                                                   2005         2004           2005         2004
                                                                                ---------     ---------     ---------     --------

INTEREST INCOME:
  Interest and fee income on loans:
    Residential .............................................................   $ 125,764     $  95,003     $ 236,775     $ 183,093
    Commercial ..............................................................      76,457        73,087       142,849       149,391
    Other ...................................................................          84           165           183           274
                                                                                ---------     ---------     ---------     ---------
                                                                                  202,305       168,255       379,807       332,758
  Interest income - other ...................................................       8,645         2,774        13,067         4,978
                                                                                ---------     ---------     ---------     ---------
                                                                                  210,950       171,029       392,874       337,736
INTEREST EXPENSE:
  Deposits ..................................................................      62,300        35,024       111,656        70,058
  FHLB advances and warehouse lines of credit ...............................      14,550         8,456        22,275        15,998
  Senior Notes ..............................................................       3,651         3,765         7,301         7,973
  Junior Subordinated Debentures ............................................       2,319         2,319         4,639         4,639
  Other .....................................................................         168            60           289           100
                                                                                ---------     ---------     ---------     ---------
                                                                                   82,988        49,624       146,160        98,768
                                                                                ---------     ---------     ---------     ---------
Net interest income .........................................................     127,962       121,405       246,714       238,968
Provision for loan losses ...................................................      (4,216)          146        (3,180)       16,545
                                                                                ---------     ---------     ---------     ---------
Net interest income after provision for loan losses .........................     132,178       121,259       249,894       222,423

NON-INTEREST INCOME:
  Net gain on whole loan sales and securitizations
     of residential real estate loans .......................................      91,964       127,050       200,324       249,246
  Net loss on extinguishment of debt ........................................           -           (53)            -           (53)
  Loan servicing income .....................................................      16,201         7,630        30,188        14,169
  Mortgage servicing rights amortization and impairment provision ...........      (4,807)       (4,514)       (9,711)       (5,884)
  Impairment on residual assets .............................................        (572)            -        (1,790)            -
  Other .....................................................................       5,784         6,524         9,465        13,158
                                                                                ---------     ---------     ---------     ---------
                                                                                  108,570       136,637       228,476       270,636
NON-INTEREST EXPENSE:
  Compensation and related ..................................................      55,654        68,046       114,934       135,230
  Occupancy .................................................................       6,942         3,552        13,877         7,078
  Other .....................................................................      28,119        23,249        48,348        46,009
                                                                                ---------     ---------     ---------      --------
                                                                                   90,715        94,847       177,159       188,317
                                                                                ---------     ---------     ---------     ---------
Income before income taxes ..................................................     150,033       163,049       301,211       304,742
Income tax expense ..........................................................      59,263        67,671       120,339       126,701
                                                                                ---------     ---------     ---------     ---------
Net income ..................................................................   $  90,770     $  95,378     $ 180,872     $ 178,041
                                                                                =========     =========     =========     =========

EARNINGS PER SHARE:
  Basic .....................................................................   $    1.25     $    1.32     $    2.50     $    2.49
  Diluted ...................................................................        1.21          1.30          2.43          2.43

WEIGHTED AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic .....................................................................      72,759        72,027        72,271        71,632
  Diluted ...................................................................      75,214        73,567        74,515        73,158

CASH DIVIDENDS DECLARED PER COMMON SHARE ....................................   $    0.08     $    0.06     $    0.15     $    0.11
STOCKHOLDERS' EQUITY PER SHARE AT PERIOD-END ................................                               $   15.37     $   10.98

SHARES OUTSTANDING AT PERIOD-END (IN THOUSANDS) .............................                                  77,936        77,166

FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2004)
(THOUSANDS OF DOLLARS)





CONSOLIDATED BALANCE SHEETS:                                                      JUNE 30,        DECEMBER 31,
                                                                                    2005              2004
                                                                                ------------      ------------

ASSETS
Cash and cash equivalents ...................................................   $  1,422,815      $    904,975
Investment securities classified as available for sale at fair value ........          1,037             1,236
Federal Home Loan Bank stock at cost ........................................        156,284            77,127
Loans held for sale - net ...................................................      5,489,368         5,454,692
Loans held for investment - net .............................................      3,576,832         3,313,089
Mortgage servicing rights - net .............................................         22,318            18,002
Residual interests in securitized loans at fair value .......................         16,784            15,774
Accrued interest receivable .................................................         32,122            34,121
Foreclosed real estate owned ................................................         21,739            23,922
Premises and equipment - net ................................................         59,886            54,347
Deferred income taxes .......................................................        132,331           155,529
Other assets ................................................................         67,759            53,182
                                                                                ------------      ------------
     TOTAL ASSETS ...........................................................   $ 10,999,275      $ 10,105,996
                                                                                ============      ============

LIABILITIES
Deposits:
  Savings accounts ..........................................................   $  1,192,069      $  1,283,223
  Money market deposit accounts .............................................        419,681           508,227
  Certificates of deposit ...................................................      6,713,986         5,755,530
                                                                                ------------      ------------
                                                                                   8,325,736         7,546,980

Warehouse lines of credit ...................................................              -                 -
Federal Home Loan Bank advances .............................................        857,000           900,000
Senior Notes due 2009 .......................................................        180,290           180,133
Liquid Yield Option Notes due 2013 ..........................................              -               611
Junior Subordinated Debentures ..............................................        103,093           103,093
Other liabilities ...........................................................        335,493           361,531
                                                                                ------------      ------------
     TOTAL LIABILITIES ......................................................      9,801,612         9,092,348

STOCKHOLDERS' EQUITY
Common stock ................................................................         77,936            77,241
Additional paid-in capital ..................................................        343,974           330,328
Retained earnings ...........................................................        832,933           663,580
Deferred compensation .......................................................        (61,369)          (58,916)
Accumulated other comprehensive income ......................................          4,189             1,415
                                                                                ------------      ------------
     TOTAL STOCKHOLDERS' EQUITY .............................................      1,197,663         1,013,648
                                                                                ------------      ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .............................   $ 10,999,275      $ 10,105,996
                                                                                ============      ============

FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2004)
(THOUSANDS OF DOLLARS)

                                                                                  JUNE 30,      DECEMBER 31,      JUNE 30,
                                                                                   2005            2004             2004
                                                                                -----------     -----------     -----------
Loans held for investment:
  Commercial real estate ...................................................    $ 3,732,432     $ 3,480,088     $ 3,840,693
  Residential real estate ..................................................              -               -         918,804
  Other ....................................................................          4,356           4,526           7,596
                                                                                -----------     -----------     -----------
                                                                                  3,736,788       3,484,614       4,767,093
Allowance for loan losses ..................................................       (159,956)       (171,525)       (214,726)
                                                                                -----------     -----------     -----------
Loans held for investment - net ............................................    $ 3,576,832     $ 3,313,089     $ 4,552,367
                                                                                ===========     ===========     ===========

Allowance for loan losses as a percentage of:
  Loans receivable held for investment .....................................           4.28%           4.92%           4.50%
  Non-accrual loans held for investment ....................................          483.0%          208.4%          275.1%
Total non-accrual loans as a percentage of total loans held
  for investment ...........................................................           0.89%           2.36%           1.64%

Non-accrual loans held for investment:
  Commercial real estate ...................................................    $    33,113     $    82,289     $    62,162
  Residential real estate ..................................................              -               -          12,873
  Other ....................................................................              -               -           3,018
                                                                                -----------     -----------     -----------
                                                                                $    33,113     $    82,289     $    78,053
                                                                                ===========     ===========     ===========

Accruing commercial real estate loans past due 90 days or more .............    $         -     $         -     $    26,202
Restructured commercial real estate loans on accrual status ................    $    12,412     $     9,302     $   157,573

Foreclosed real estate owned (REO):
  Commercial real estate ...................................................    $    18,106     $    21,344     $    24,494
  Residential real estate ..................................................          3,633           2,578           2,104
                                                                                -----------     -----------     -----------
                                                                                $    21,739     $    23,922     $    26,598
                                                                                ===========     ===========     ===========

Residential real estate loans held for sale:
  1st trust deeds ..........................................................    $ 4,962,725     $ 5,036,724     $ 4,105,069
  2nd trust deeds ..........................................................        517,128         383,039         297,022
                                                                                -----------     -----------     -----------
                                                                                  5,479,853       5,419,763       4,402,091
Basis adjustment for fair value hedge accounting ...........................         (1,375)         (1,327)              -
Net deferred direct origination costs ......................................         65,544          74,514          59,999
                                                                                -----------     -----------     -----------
                                                                                  5,544,022       5,492,950       4,462,090
Less: Valuation reserve ....................................................        (54,654)        (38,258)        (30,913)
                                                                                -----------     -----------     -----------
Loans held for sale - net ..................................................    $ 5,489,368     $ 5,454,692     $ 4,431,177
                                                                                ===========     ===========     ===========


Non-accrual residential real estate loans held for sale ....................    $    18,263     $    11,874     $     7,128


                                                                                2ND QUARTER     1ST QUARTER     2ND QUARTER
                                                                                    2005            2005           2004
                                                                                -----------     -----------     -----------
Total net charge-offs of loans held for investment:
  Commercial real estate ...................................................    $     7,769     $       621     $     4,918
  Residential real estate ..................................................              -              (1)            164
  Other ....................................................................              -               -           1,154
                                                                                -----------     -----------     -----------
                                                                                $     7,769     $       620     $     6,236
                                                                                ===========     ===========     ===========

Net commercial real estate charge-offs to average commercial
   real estate loans .......................................................           0.81%           0.07%           0.50%


o Loans receivable held for investment do not include loans designated as held for sale and are stated net of deferred origination fees and costs.
o    Net charge-off ratios are annualized percentages.
o Accruing loans past due 90 days or more may include loans that are contractually past maturity but continue to make interest payments.
o Net deferred direct origination costs include loan origination fees and direct costs associated with the origination of the loans that are deferred and recognized when the loans are sold.
o Restructured commercial real estate loans are presented as such in the period of restructure and the three subsequent quarters.

FREMONT GENERAL CORPORATION
(UNAUDITED) (THOUSANDS OF DOLLARS)





                                                                        THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                             JUNE 30,                        JUNE 30,
                                                                       2005            2004             2005             2004
                                                                   ------------     -----------     ------------     -----------

Fremont General Credit Corporation (only):
Average net interest-earning assets (NEA) .....................    $ 11,499,316     $ 9,857,819     $ 10,890,862     $ 9,609,157

  Interest income .............................................    $    210,210     $   170,704     $    391,567     $   337,151
  Interest expense ............................................         (77,339)        (43,895)        (134,890)        (86,857)
                                                                   ------------     -----------     ------------     -----------
  Net interest income .........................................    $    132,871     $   126,809     $    256,677     $   250,294
                                                                   ============     ===========     ============     ===========

As a percentage of NEA:
  Interest income .............................................            7.33 %          6.96 %           7.25 %          7.06 %
  Interest expense ............................................           (2.70)%         (1.79)%          (2.50)%         (1.82)%
                                                                   ------------     -----------     ------------     -----------
   Net interest income ........................................            4.63 %          5.17 %           4.75 %          5.24 %
                                                                   ============     ===========     ============     ===========

o The above net interest income information excludes holding company assets and net interest income and expense.




Whole loan sales of residential real estate loans .............    $  8,776,193     $ 4,385,574     $ 14,625,502     $ 8,180,889
Securitizations of residential real estate loans ..............         981,717         790,125        2,191,566       1,622,758
                                                                   ------------     -----------     ------------     -----------
                                                                   $  9,757,910     $ 5,175,699     $ 16,817,068     $ 9,803,647
                                                                   ============     ===========     ============     ===========

Gross premium recognized on loan sales and securitizations ....    $    268,120     $   208,849     $    469,816     $   408,077
Net gain (loss) on derivative instruments .....................         (25,573)          1,678           (8,385)          3,629
Direct costs of loan originations .............................        (125,464)        (75,081)        (221,657)       (140,153)
Provision for premium recapture and reversal ..................         (10,038)         (4,249)         (17,594)        (12,942)
                                                                   ------------     -----------     ------------     -----------
                                                                        107,045         131,197          222,180         258,611
Provision for valuation and repurchase reserves ...............         (15,081)         (4,147)         (21,856)         (9,365)
                                                                   ------------     -----------     ------------     -----------
   Net gain on sale ...........................................    $     91,964     $   127,050     $    200,324     $   249,246
                                                                   ============     ===========     ============     ===========



Gross premium recognized on loan sales and securitizations ....            2.75 %          4.04 %           2.79 %          4.16 %
Net gain (loss) on derivative instruments .....................           (0.27)%          0.03 %          (0.05)%          0.04 %
Direct costs of loan originations .............................           (1.29)%         (1.45)%          (1.32)%         (1.42)%
Provision for premium recapture and reversal ..................           (0.10)%         (0.08)%          (0.10)%         (0.13)%
                                                                   ------------     -----------     ------------     -----------
                                                                           1.09 %          2.54 %           1.32 %          2.65 %
Provision for valuation and repurchase reserves ..............            (0.16)%         (0.08)%          (0.13)%         (0.09)%
                                                                   ------------     -----------     ------------     -----------
  Net gain on sale ............................................            0.93 %          2.46 %           1.19 %          2.56 %
                                                                   ============     ===========     ============     ===========


o Percentages are of total loan sales and securitizations, net of repurchases, during the period indicated.
o Premium recapture and reversal is the reversal or recapture of premium on loans sold which either prepay early per the terms of each sales contract or for certain loans repurchased from prior sales; includes some interest adjustment on loans repurchased.
o Provision for valuation and repurchase reserves represents adjustments to the valuation allowance for the Company's held for sale loans and adjustments to the Company's repurchase reserve for the effect of loans estimated to be repurchased.



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